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          CONSENT OF REUBEN E. PRICE & CO., INDEPENDENT AUDITORS

We consent to the incorporation by reference in:

SEC Registration Number 333-57287 on Form S-8 dated June 19, 1998
SEC Registration Number 333-53855 on Form S-3 MEF dated May 28, 1998 SEC Registration Number 333-50833 on Form S-3 dated April 23, 1998 of our report dated August 12, 1998, with respect to the consolidated financial statements and schedules of Finet Holdings Corporation included in its Annual Report on Form 10-KSB for the fiscal year ended April 30, 1998, filed with the Securities and Exchange Commission.


/s/ RUEBEN E. PRICE & CO.

San Francisco, California
August 12, 1998